AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”) dated effective as of November 5, 2018 among ICOX Innovations Inc. (the “Company”) and Oceanside Strategies Inc. (the “Lender”).

WHEREAS:

A. Each of the Company and Lender (each, a “Party” and together, the “Parties”) wish to amend the 18% Unsecured Convertible Note, dated September 14, 2015 (the “Note”) to:

(i)	reduce the interest from 18.0% per annum to 8.0% per annum effective as of December 1, 2018, and

(ii)	make the interest payable only in cash on a quarterly basis commencing as of December 1, 2018; and

B. Accordingly, the Parties wish to amend the Note on the terms and conditions set out herein to reflect such mutual understanding and agreement.

THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

1. Amendment to Note

1.1. Each of the Parties agree that Section 4.1 of the Note be deleted in its entirety and replaced with the following:

“4.1 The Company agrees to pay interest to the Holder on the Principal Amount at the rate of 18.0% per annum, compounded annually, until November 30, 2018 and at the rate of 8.0% thereafter until the Maturity Date. All interest accrued up to and including November 30, 2018 (collectively, the “Initial Interest”) will be payable on the earlier of: (a) the Maturity Date, (b) any Conversion Date, and (c) the date that all amounts owing under this Note are prepaid by the Company in accordance with Section 7. After November 30, 2018, interest will only be payable in cash on March 31, June 30, September 30 and December 31 of each year until the Maturity Date or earlier on the date that all amounts owning under this Note are prepaid by the Company in accordance with Section 7. Interest shall be calculated on the basis of a 365-day year and shall accrue daily, commencing on the date of the issuance of this Note, until payment in full of the Principal Amount and all other amounts that may become owing under this Note.”

1.2. Each of the Parties agree that Section 5.1, 5.2 and 5.4 of the Note be deleted in its entirety and replaced with the following:

“5.1 The Parties agree that the Principal Amount and any Initial Interest that remains unpaid will, at the election of the Holder, be convertible into Conversion Shares subject to the limitations set forth in this Note. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder, and the Company shall not effect any conversion of this Note or otherwise issue any Conversion Shares pursuant hereto, to the extent (but only to the extent) that, after giving effect to such conversion, the Holder and any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the issued and outstanding Shares after such conversion. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to the Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note or to issue Conversion Shares pursuant to this Section 5.1 shall have any effect on the applicability of the provisions of this Section 5.1 with respect to any subsequent determination of convertibility. For purposes of this Section 5.1, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations promulgated thereunder. The provisions of this Section 5.1 shall only be implemented in a manner otherwise than in strict conformity with the terms of this Section 5.1 to correct this Section 5.1 (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to the Maximum Percentage limitation. The limitations contained in this Section 5.1 shall apply to a successor holder of this Note. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Shares, including, without limitation, pursuant to this Note. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that: (a) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (b) any such increase or decrease will apply only to the Holder sending such notice.”

“5.2 In order to effect any conversion under this Note and subject to the limitations set forth in this Note, the Holder must provide written notice (the “Conversion Notice”) to the Company setting out the portion of the Principal Amount and any Initial Interest that remains unpaid that is to be converted into Conversion Shares.”

“5.4 The number of Conversion Shares issuable upon conversion of any Initial Interest that remains unpaid shall be determined by the quotient obtained by dividing (x) by (y) where (x) is equal to the amount of Initial Interest that is to be converted and (y) is the Conversion Price.”

1.3. Each of the Parties agree that Section 7.1 and 7.2 of the Note be deleted in its entirety and replaced with the following:

“7.1 Subject to Sections 5 and 7 of this Note, the Company shall pay to the Holder the Principal Amount, and accrued and unpaid interest thereon, in cash on the Maturity Date. The Company may, at any time prior to the Maturity Date, upon ten calendar days’ prior written notice to the Holder (a “Prepayment Notice”), prepay any portion of the Principal Amount and accrued and unpaid interest thereon, without the prior written consent of the Holder, provided that at the time of such prepayment the Holder is able to convert all amounts being prepaid without exceeding the Maximum Percentage.”

“7.2 The Prepayment Notice shall set forth the date on which prepayment is to occur, such date being no earlier than ten calendar days after the date of the Prepayment Notice and no later than the Maturity Date (in any case, the “Prepayment Date”), and shall set forth that portion of the Principal Amount to be prepaid, along with the accrued and unpaid interest thereon, as through and including the Prepayment Date (the “Prepayment Amount”).”

1.4. Each of the Parties agree that Section 8.2 of the Note be deleted in its entirety and replaced with the following:

“8.2 If any Event of Default occurs, subject to any cure period, the full Principal Amount, together with accrued and unpaid interest thereon, shall become, at the Holder’s election, immediately due and payable in cash. Upon payment of the full Principal Amount, together with any accrued and unpaid interest and any other amounts owing under this Note, this Note shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately, subject to any cure period, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment of amounts owing under this Note shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.”

1.5. Each of the Parties agree that Section 9.1 of the Note be deleted in its entirety and replaced with the following:

“9.1 Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing, addressed to the Company, and delivered personally or by facsimile, email or overnight courier service to: 4101 Redwood Ave, Building F., Los Angeles, CA 90066, USA; Email: jimmy.geiskopf@icoxinnovations.com, Attn: Jimmy Geiskopf, or such other email address or physical address as the Company may notify the Holder of from time to time in accordance with Section 9.2.”

2. Amendments

3.1. This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by all of the Parties.

3. Entire Agreement

3.1. Except as amended hereby, each of the Company and the Lender agree that the Note continues to be binding, unchanged, and in full force and effect. Upon execution of this Agreement by each of the Parties, the Note and this Agreement will be read and construed as one agreement (together, the “Amended Agreement”). The Amended Agreement contains the entire understanding of the Parties with respect to the subject matter of this Agreement and the Note and cancels and supersedes any prior understandings, agreements, negotiations and discussions, whether written or oral, between the Parties.

4. Further Assurances

4.1. The Parties agree to execute and deliver such further and other papers, cause such meetings to be held and resolutions passed enacted, exercise their vote and influence, and do and perform and cause to be done and performed, such further and other acts and things that may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

5. Governing Law

5.1. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein.

6. Counterparts

6.1. This Agreement may be executed in any number of counterparts (including counterparts by facsimile or other electronic transmission) and all such counterparts taken together will be deemed to constitute one and the same instrument. The Party sending the facsimile or other electronic transmission will also deliver the original signed counterpart to the other Party, however, failure to deliver the original signed counterpart shall not invalidate this Agreement.

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7. Legal Advice

7.1 The Lender acknowledges and agrees that Clark Wilson LLP has not acted as legal counsel to the Lender and that Clark Wilson LLP has not been engaged to protect the rights and interests of the Lender. The Lender acknowledges and agrees that he has each been given adequate opportunity to seek, and have recommended that each of them seek and obtain, independent legal advice with respect to the subject matter of this Agreement and for the purpose of ensuring that each of their rights and interests are protected.

IN WITNESS WHEREOF the Parties have executed this Amendment Agreement.

ICOX INNOVATIONS INC.

By:	/s/ Michael A. Blum
Authorized Signing Officer

OCEANSIDE STRATEGIES INC.

By:	/s/ Dain Currie
Authorized Signing Officer